Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Michele Ciavarella and Carlo Reali, the Interim Chief Executive Officer and Interim Chief Financial Officer of Elys Game Technology, Corp. (the “Company”), respectively, hereby certify that based on the undersigned’s knowledge:

1.	The Company’s quarterly report on Form 10-Q for the period ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022	/s/ Michele Ciavarella
Michele Ciavarella
Executive Chairman and Interim Chief Executive Officer (Principal Executive Officer)

/s/ Carlo Reali
Carlo Reali
Interim Chief Financial Officer (Principal Financial Officer)